Exhibit 4.1

NUMBER

E

Common Stock

SHARES

ENCOREBANCSHARES, INC.®

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 29255V 20 1

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $1.00 PER SHARE, OF

ENCORE BANCSHARES, INC.

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

SECRETARY

ENCORE BANCSHARES, INC. CORPORATE SEAL TEXAS 2000

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF JUNE 22, 2007 ENCORE BANCSHARES, INC. TSB 27431 FC
SALES: R. JOHNS 516-731-2885/J. DICKINSON 708-385-9112	Operator: AP
/ ETHER 7 / LIVE JOBS / E / ENCORE 27431 FC	Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: LOGO IS EPS FILE AND PRINTS PMS 285 AND BLACK. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The Company will furnish to any shareholder upon written request to the Company at its principal place of business or registered office and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares which the Company is authorized to issue so far as the same have been fixed and determined and the authority of the Board of Directors of the Company to fix and determine the designations, relative rights, preferences and limitations of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT— Custodian

TEN ENT—as tenants by the entireties (Cust) (Minor)

JT TEN —as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act

in common (State)

Additional abbreviations may also be used though not in the above list

For value received, hereby sell, assign and transfer unto shares of the capital stock represented by the

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution is the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF

THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO

S.E.C. RULE l7Ad-15.

AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 711 ARMSTRONG LANE PROOF OF JUNE 22, 2007

COLUMBIA, TENNESSEE 38401 ENCORE BANCSHARES, INC.

(931) 388-3003 TSB 27431 BK

SALES: R. JOHNS 516-731-2885/J. DICKINSON 708-385-9112 Operator: AP

/ ETHER 7 / LIVE JOBS / E / ENCORE 27431 BK Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF